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                                                                    EXHIBIT 23.2
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-56765 and 333-61727) and in the Registration Statements on Form S-8 (Nos. 333-10697, 333-38871 and 333-62275) of Hyperion Solutions Corporation of our report dated July 17, 1997, with respect to the financial statements of Hyperion Software Corporation for the year ended June 30, 1997 included in this Current Report on Form 8-K.


                                             /s/ Ernst & Young LLP

Stamford, Connecticut
October 9, 1998